Exhibit 21.1

List of Subsidiaries

Subsidiary	Jurisdiction of incorporation or organization
ACE Surgical Supply Co., Inc.[1]	Massachusetts
BioHorizons, Inc.[2]	Delaware
Camlog USA, Inc.[3]	Delaware
eAssist, Inc.[4]	Wyoming
Exan Enterprises Inc.[5]	Nevada
Handpiece Parts & Repairs, Inc.	Delaware
Henry Schein (Lancaster, PA) Inc.	Pennsylvania
Henry Schein Europe, Inc.[6]	Delaware
Henry Schein Global Sourcing, Inc.[7]	Delaware
Henry Schein Home Health, LLC[8]	Delaware
Henry Schein Latin America Pacific Rim, Inc.[9]	Delaware
Henry Schein Medical Systems, Inc.	Ohio
Henry Schein MSO, LLC	Delaware
Henry Schein PPT, Inc.	Wisconsin
Henry Schein Practice Solutions Inc.[10]	Utah
Henry Schein Puerto Rico, Inc.	Puerto Rico
Henry Schein Supply, Inc.	New York
HS Brand Management, LLC	Delaware
HS Financial Holdings, Inc.[11]	Delaware
HS TM Holdings, LLC[12]	Delaware
HSFR, Inc.	Delaware
HSI RE I, LLC	Delaware
Insource, Inc.	Virginia
Midway Group Holdings, LLC	Delaware
Ortho2, LLC	Delaware
Project Helium Holdings, LLC[13]	Delaware
Project Spartan Holdings Corp.[14]	Delaware
RxWorks, LLC	Delaware
S & S Discount, Inc.[15]	Delaware
SG Healthcare Corp.[16]	Delaware
TDSC, Inc.	Delaware
Toy Products Corp.[17]	Delaware

[1]

ACE Surgical Supply Co., Inc. is the parent company of two consolidated, majority-owned subsidiaries, SAS Holdco, Inc. and Southern Anesthesia & Surgical, Inc., both which operate in the health care manufacturing and/or distribution industry in the United States.

[2]

BioHorizons, Inc. is the parent company of 14 consolidated, wholly-owned subsidiaries, seven which operate in the dental implant and distribution industries in the United States and seven which operate in the dental implant and distribution industries outside the United States. BioHorizons, Inc. is also the parent company of a consolidated, majority-owned subsidiary, BioHorizons Camlog Italia SRL, which operates in the dental implant and distribution industry outside the United States.

[3]

Camlog USA, Inc. is the parent company of two consolidated, wholly-owned subsidiaries, one which operates in the health care distribution industry in the United States and one which provides services to healthcare practices within and outside of the United States. Camlog USA, Inc. is also the parent company of the following three consolidated, majority-owned subsidiaries, all which provide services to healthcare practitioners within the United States: Henry Schein Financial Services, LLC; Large Practice Sales, LLC; and Invisible DSO Advisor, LLC.

[4]

eAssist, Inc. is the parent company of the following four consolidated, majority-owned subsidiaries, all which operate to provide consulting and educational services in the dental industry in the United States: eAssist Consulting, LLC; eAssist Publishing, LLC; eAssist University, LLC; and Unitas PPO Solutions, LLC.

[5]	Exan Enterprises Inc. is the parent company of one consolidated, wholly-owned subsidiary which operates in the dental management software industry in the United States.
[6]

Henry Schein Europe, Inc. is the parent company of 71 consolidated, wholly-owned subsidiaries, six which operate in the health care distribution industry in the United States and 65 which operate in the health care distribution industry outside the United States. Henry Schein Europe, Inc. is also the parent company of the following 22 consolidated, majority-owned subsidiaries, all which operate in the health care distribution industry outside the United States: AS Medizintechnik Verwaltungs GmbH; BA Dental Europa, S.A.U.; Biocetis SARL; Biotech Dental Academy S.A.S.; Biotech Dental Connect S.A.S.; Biotech Dental Digital S.A.S.; Biotech Dental Manufacturing S.A.; Biotech Dental Smilers S.A.S.; Biotech Dental S.A.S.; Biotech Dental Digital Trading S.A.S.; Denteo S.A.S.; Henry Schein Dental Warehouse (PTY) Ltd.; Henry Schein España, S.L.; Henry Schein Medical S.L.U.; Henry Schein Portugal, Unipessoal LDA; Infomed Servicios Informáticos, S.L.; innOralis, S.A.S.; Marrodent Sp. Z.o.o.; Medentis Medical GmbH; Newshelf 1223 Proprietary Limited; Spain Dental Express S.A.U.; and Ztech Digital and Esthetics, S.L.

[7]	Henry Schein Global Sourcing, Inc. is the parent company of one consolidated, wholly-owned subsidiary which provides health care regulatory and operational services outside of the United States.
[8]

Henry Schein Home Health, LLC is the parent company of the following nine consolidated, majority owned subsidiaries, all which operate in the health care distribution industry in the United States: AEP Mini Holdco, LLC; Best Buy Care Supplies, Inc.; Dharma Ventures Group, Inc.; Lorraine Surgical Supply Company, Inc.; Mini Pharmacy Enterprises, Inc.; Shield-California Health Care, Inc.; Shield-Denver Health Care Center, Inc.; Shield-Texas Healthcare, Inc.; and Prism Medical Products, L.L.C.

[9]

Henry Schein Latin America Pacific Rim, Inc. is the parent, holding company of 11 consolidated, wholly-owned subsidiaries, three which operate in the health care distribution industry in the United States and eight which operate in the health care distribution industry outside of the United States. Henry Schein Latin America Pacific Rim, Inc. is also the parent company of the following 26 consolidated, majority-owned subsidiaries, all which operate in the health care distribution industry outside the United States: Accord Corporation Limited; Adaam Pty Ltd.; Adaam Unit Trust; Alta-Dent Corporation; BA Pro Repair Ltd.; CB Healthcare Consulting Pty Ltd.; De Healthcare Limited; Hangzhou Lixue Henry Schein Medical Instrument Co., Ltd.; Henry Schein China Management Co. Ltd.; Henry Schein China Services Limited; Henry Schein Hemao Guangzhou Medical Device Co., Ltd.; Henry Schein Hong Kong Limited; Henry Schein Regional Limited; Henry Schein Regional Pty Ltd as the Trustee for the Henry Schein Regional Trust; Henry Schein Regional Trust; Henry Schein Shvadent (2009) Ltd.; Henry Schein Sunshine (Beijing) Medical Device Co. Ltd.; Henry Schein Trading (Shanghai) Co., Ltd.; Medi-Consumables PTY Limited; Ningbo Buyinghall Medical Equipment Co., Ltd.; Pacific Dental Specialties Limited; Pacific Dental Specialties Pty Ltd.; Regional Health Care Group Pty Limited; Regional Technology Systems Pty Limited; Wuhan Hongchang Henry Schein Dental Instrument Co., Ltd.; and Zhengzhou Yifeng Henry Schein Dental Instrument Co., Ltd.

[10]

Henry Schein Practice Solutions Inc. is the parent company of 25 consolidated, wholly-owned subsidiaries, two which operate in the digital dental products and solutions industry in the United States and 23 which operate in the digital dental products and solutions industry outside the United States. Henry Schein Practice Solutions Inc. is also the parent company of Henry Schein One, LLC and Lighthouse 360, Inc., consolidated, majority-owned subsidiaries, which operate in the digital dental products and solutions industry within and outside of the United States. Additionally, Henry Schein Practice Solutions Inc. is the parent company of the following 15 consolidated, majority-owned subsidiaries, all which operate in the digital dental products and solutions industry outside the United States: Axium Solutions ULC; LSI S.A.; Elite Computer Italia S.r.l.; Henry Schein One Australia; Henry Schein One New Zealand; Infomed Software, S.L.; HS1 Holdings I, LLC; HSLC Participações S.A.; Henry Schein One France SAS; Kopfwerk Datensysteme GmbH; Orisline Espana S.L.; Orisline Portugal Unipessoal Lda; Quantity Serviços e Comércio de Produtos para a Saúde S.A.; Software of Excellence Practice Solutions Coöperatief U.A.; and Software of Excellence United Kingdom Limited.

[11]

HS Financial Holdings, Inc. is the parent company of six consolidated, wholly-owned subsidiaries, five which oversee intercompany financing in the United States and one which operates outside the United States and acts as the beneficiary of a trust.

[12]	HS TM Holdings, LLC is the parent, holding company of one consolidated, wholly-owned subsidiary which operates in the health care industry in the United States.

[13]	Project Helium Holdings, LLC is the parent, holding company of one consolidated, wholly-owned subsidiary which operates in the dental handpiece repair and sales industry in the United States.
[14]

Project Spartan Holdings Corp. is the parent, holding company of two consolidated, wholly-owned subsidiaries, both which operate in the health care industry in the United States. Project Spartan Holdings Corp. is also the parent, holding company of the following six consolidated, majority-owned subsidiaries, all which operate in the health care distribution and/or healthcare education and training industries in the United States: NAR (HSI) Holdings, LLC; NAR Blocker, Inc.; NAR Training, LLC; North American Rescue Holdings, LLC; North American Rescue, LLC; and NAR Medical Depot, LLC.

[15]

S&S Discount Supply, Inc. is the parent, holding company of the following three consolidated, majority-owned subsidiaries, all which operate in the dental manufacturing and/or distribution industry in the United States: Ortho Organizers Holdings, Inc.; Ortho Organizers, Inc.; and Ortho Technology, Inc.

[16]

SG Healthcare Corp. is the parent, holding company of six consolidated, wholly-owned subsidiaries, five which operate in the health care distribution industry in the United States, and one which operates in the health care distribution industry outside of the United States.

[17]	Toy Products Corp. is the parent, holding company of Sherman Specialty LLC, a consolidated, majority-owned subsidiary which distributes toys to dental and medical offices in the United States.